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                                                                   EXHIBIT 99.1
                   [PRESS RELEASE AND MOTIVEPOWER LETTERHEAD]

 CONTACT:   TIM WESLEY AT (412) 201-2830



            MOTIVEPOWER INDUSTRIES REPORTS E.P.S. OF 19 CENTS FOR
            THIRD QUARTER;

            BACKLOG STRONG FOR YEAR 2000
                 PITTSBURGH, October 15, 1999 - MotivePower Industries,
            Inc. (NYSE: MPO) today reported earnings per diluted share of 19 cents for the third quarter, and a strong backlog of work for the year 2000.
                 For the third quarter ended Sept. 30, 1999, the
            company had net income of $5.3 million on net sales of $88.4 million, compared to net income of $7.7 million, or 28 cents per diluted share, on net sales of $87.4 million in the prior-year quarter. Excluding non-recurring and non-operating items from both quarters, the company had earnings per diluted share of 20 cents in the 1999 third quarter and 27 cents in the 1998 third quarter.
                 The company attributed its lower results in the 1999 third quarter to significantly lower sales and operating income in the Locomotive Group, primarily due to the delayed timing of certain contracts, and the shift of some business in other freight and industrial market segments from the third to the fourth quarter.
            In addition, the company said it was negatively impacted by the effects of planning its pending merger with Westinghouse Air Brake Company (NYSE: WAB).
                 "We are obviously disappointed by our financial
            results for the 1999 third quarter," said John C. (Jack) Pope, MotivePower Industries' chairman. "We are, however, optimistic about our prospects going forward, with the backlog of business in the Locomotive Group strengthening. As a result, we are comfortable with Wall Street's consensus earnings estimate of 32 cents for the fourth quarter for MotivePower Industries on a stand-alone basis."
                 For the nine months ended Sept. 30, 1999, the company had net income of $22.4 million, or 80 cents per diluted share, on net sales of $294.3 million. For the same period, the company had normalized operating income of $42 million, 17 percent higher than the normalized operating income from the prior-year period.

                 1999 THIRD QUARTER HIGHLIGHTS
                 Net sales increased slightly, with higher results in
            the Components Group offsetting lower results in the Locomotive Group.
                 The company's gross margin was 23.1 percent,
            compared to 24.4 percent in the prior-year quarter, excluding non-recurring and non-operating expenses. The lower gross margin was due to product mix and lower sales in the Locomotive Group, which, in turn, impacted sales in the Components Group.

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                   [PRESS RELEASE AND MOTIVEPOWER LETTERHEAD}



                 Selling, general and administrative expenses
            increased 8 percent, as lower general and incentive-related expenses were more than offset by expenses from three companies acquired since the year-ago quarter.
                 Interest expense increased as the company incurred
            debt to fund the three acquisitions. At Sept. 30, 1999, debt, net of cash and equivalents, was $115.9 million (36 percent of total capital), compared to $43.2 million, or 21 percent of total capital, a year ago.
                 The company had a foreign exchange loss of $205,000,
            compared to a gain of $1.2 million in the year-ago quarter. The loss resulted from the company's net peso liability position in its Mexican operations and the strengthening of the peso during the quarter.
                 During the quarter, the company had operating cash
            flow (operating income plus depreciation and amortization) of $14.9 million, compared to a normalized $15.3 million in the prior-year quarter. Capital expenditures in the current-year quarter were $1.5 million, compared to $5.9 million in the prior-year quarter, as the company completed its three-year, $60 million investment program this year. Depreciation and amortization was $4.1 million in the current-year quarter, compared to $2.8 million in the prior-year quarter.

                 SEGMENT HIGHLIGHTS
                 For the quarter, the Components Group had a 39
            percent net sales increase, primarily due to sales from acquisitions. Excluding these sales, the group's net sales increased 5 percent. The group's operating income increased 74 percent, but was flat excluding non-recurring and non-operating items, and acquisitions from the year-ago quarter.
                 For the quarter, the Locomotive Group had a 36
            percent net sales decrease and a 57 percent decrease in operating income. These results reflected the contract delays in the U.S. and product mix in Mexico.
                 "We are very disappointed with the performance of
            our Locomotive Group this year," said Michael A. Wolf, MotivePower Industries' president and chief executive officer. "The business has been soft this year primarily due to order delays, and cutbacks in budgeting for new locomotive purchases and overhauls by Class I railroads. To date this year, the group's revenues are off 25 percent from a year ago, which also impacts our Components Group because of the `pull-through' nature of our business. As a result, we have taken further actions to lower overhead costs, including a work force reduction of 8 percent. In addition, we are bolstering our sales efforts for aftermarket components sales, as well as for the transit/commuter market in the U.S. and for growing international markets. Given these actions, good market fundamentals and our strong backlog for the next 12 months, we expect the Locomotive Group's performance to improve significantly."


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                         [PRESS RELEASE AND MOTIVEPOWER LETTERHEAD}



                 BACKLOG


                 At Sept. 30, 1999, the company's multi-year backlog
            was $853 million, compared to $741 million a year ago. The company's backlog for the year 2000 was $161 million, compared to $86 million a year ago for 1999.
                 During the quarter, the Locomotive Group added the
            following to its backlog: A five-year, $175 million contract to maintain locomotives and passenger cars for the Massachusetts Bay Transportation Authority; a 14-year, $16 million contract to maintain new locomotives for Transportacion Ferroviaria Mexicana in Mexico; and a $5 million contract to overhaul locomotives for Transtar.

                 MERGER AGREEMENT WITH WESTINGHOUSE AIR BRAKE
                 During the quarter, the company signed a revised
            merger agreement with Westinghouse Air Brake after the original transaction was delayed in mid-August. Under the revised agreement, shareholders of MotivePower Industries will receive .66 shares of Westinghouse Air Brake stock in exchange for each share of MotivePower Industries. The merger, which will create the premier supplier of products and services for the railroad industry, is expected to be completed by year-end, subject to shareholder approvals. The companies have set a record date of Oct. 20, 1999 and a meeting date of Nov. 19, 1999.

                 This press release contains forward-looking
            statements, such as the company's statement that it is comfortable with Wall Street's consensus earnings estimates of 32 cents for the fourth quarter. The company's actual results could differ materially from the results suggested in any forward-looking statement. Factors that could cause or contribute to these material differences include, but are not limited to, the following: a slowdown in the U.S. or Mexican economy; a decrease in NAFTA rail traffic; continued consolidation by U.S. and Canadian railroads; the company's ability to implement productivity improvement plans; the company's ability to successfully complete its information technology project, including "Year 2000" compliance. The company assumes no obligation to update these forward-looking statements or advise of changes in the assumptions on which they were based.
                 MotivePower Industries (www.motivepower.com) is a
            leader in the manufacturing of products for rail and other power-related industries. Through its subsidiaries, the company manufactures and distributes engineered locomotive components; provides locomotive and freight car fleet maintenance; overhauls locomotives, freight cars and diesel engines; manufactures new, environmentally friendly, switcher, commuter and mid-range locomotives up to 4,000 horsepower; and manufactures components for power, marine and industrial markets.

                                      ####

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

Motivepower Industries                           Three Months Ended                     Three Months Ended
Consolidated Statements of Income                   September 30,           % of            September 30,          % of
(In thousands except per share data)                    1999              Net sales             1998             Net sales
------------------------------------             -----------------     ---------     ------------------        ---------
Net sales                                         $    88,410              100.0%      $       87,406             100.0%

Cost of sales                                         (68,024)             (76.9%)            (68,324)            (78.2%)
                                                 -----------------      ---------     ------------------        ---------

Gross profit                                           20,386               23.1%              19,082              21.8%

Selling, general and
     administrative expenses                           (9,644)             (10.9%)             (8,898)            (10.2%)
                                                 -----------------      ---------     ------------------        ---------

Operating income                                       10,742               12.2%              10,184              11.6%

Investment income                                         239                0.3%                 360               0.4%

Interest expense                                       (2,525)              (2.9%)             (1,212)             (1.4%)

Other income                                                -                0.0%                 677               0.8%

Foreign exchange (loss) gain                             (205)              (0.3%)              1,242               1.4%
                                                 -----------------      ---------     ------------------        ---------

     Income before income taxes                         8,251                9.3%              11,251              12.8%

Income tax expense                                     (2,959)              (3.3%)             (3,539)             (4.0%)
                                                 -----------------      ---------     ------------------        ---------

     Net income                                   $     5,292                6.0%      $        7,712               8.8%
                                                 =================      =========     ==================        =========


Earnings per common share - basic:
     Net income                                   $      0.20                          $         0.29
                                                 ==================                   ==================
     Adjusted weighted average
          common shares outstanding                    27,135                                  26,775
                                                 ==================                   ==================

Earnings per common share assuming dilution:
     Net income                                   $      0.19                          $         0.28
                                                 ==================                   ==================

     Adjusted weighted average
          common shares outstanding                    28,004                                  27,912
                                                 ==================                   ==================

Debt, net of cash and equivalents                 $   115,954                          $       43,228
                                                 ==================                   ==================

Stockholders' equity                              $   202,501                          $      167,435
                                                 ==================                   ==================

Operating Group Results
Components Group                                                         % Change
     Net sales                                         60,469               39.1%              43,456
     Operating income                                   7,592               74.4%               4,353  a
     Operating margin                                    12.6%                                   10.0%

Locomotive Group
     Net sales                                         27,942              (36.4%)             43,950
     Operating income                                   3,681              (56.6%)              8,475
     Operating margin                                    13.2%                                   19.3%

a--  Includes $2.3 million of facility
          relocation expenses.




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
Motivepower Industries                                Nine months ended                   Nine months ended
Consolidated Statements of Income                       September 30,         % of           September 30,            % of
(In thousands except per share data)                        1999            Net sales            1998               Net sales
------------------------------------                  -----------------     ---------     ------------------        ---------
Net sales                                             $        294,347       100.0%       $       258,720             100.0%

Cost of sales                                                 (218,752)      (74.3%)             (196,946)            (76.1%)
                                                      -----------------     ---------     ------------------        ---------
Gross profit                                                    75,595        25.7%                61,774              23.9%

Selling, general and
     administrative expenses                                   (33,880)      (11.5%)              (29,395)            (11.4%)
                                                      -----------------     ---------     ------------------       ---------
Operating income                                               41,715         14.2%                32,379              12.5%

Investment income                                                 853          0.3%                   918               0.4%

Interest expense                                                (7,136)       (2.4%)               (3,739)             (1.5%)

Other income                                                      183          0.0%                 2,622               1.0%

Foreign exchange (loss) gain                                     (774)        (0.3%)                2,071               0.8%
                                                     -----------------     ---------     ------------------        ---------

     Income before income taxes                                34,841         11.8%                34,251              13.2%

Income tax expense                                            (12,465)        (4.2%)              (11,549)             (4.4%)
                                                     -----------------     ---------     ------------------        ---------
     Income before extraordinary item                          22,376          7.6%                22,702               8.8%

Extraordinary loss on extinguishment of
debt net of income tax benefit of $265                           --            0.0%                  (472)             (0.2%)
                                                     -----------------     ---------     ------------------        ---------
     Net income                                       $        22,376          7.6%       $        22,230               8.6%
                                                     =================     =========     ==================        =========

Earnings per common share - basic:
     Income before extraordinary item                 $         0.83                      $          0.85
     Extraordinary item                                          --                                 (0.02)
                                                     -----------------                   ------------------
     Net income                                       $         0.83                      $          0.83
                                                     =================                   ==================

     Adjusted weighted average
          common shares outstanding                           27,058                               26,745
                                                     =================                   ==================

Earnings per common share assuming dilution:
     Income before extraordinary item                 $         0.80                      $          0.81
     Extraordinary item                                          --                                 (0.02)
                                                     -----------------                   ------------------
     Net income                                       $         0.80                      $          0.79
                                                     =================                   ==================

     Adjusted weighted average
          common shares outstanding                           28,046                               27,899
                                                     =================                   ==================

Debt, net of cash and equivalents                     $      115,954                      $        43,228
                                                     =================                   ==================

Stockholders' equity                                  $      202,501                      $       167,435
                                                     =================                   ==================

Operating Group Results
Components Group                                                            % Change
     Net sales                                               201,500           48.8%              135,440
     Operating income                                         31,418           68.9%               18,602   b
     Operating margin                                          15.6%                                13.7%

Locomotive Group
     Net sales                                                92,847          (24.7%)             123,280
     Operating income                                         15,335          (31.6%)              22,430   c
     Operating margin                                          16.5%                                18.2%

b--  Includes $4.6 million of facility relocation expenses.
c--  Includes $1.2 million restructuring reserve reversal.